UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2019
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Audentes Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37833	46-1606174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 California Street, 17th Floor San Francisco, CA 94108		94108
(Address of Principal Executive Offices)		(Zip Code)
Registrant's Phone Number, including Area Code: (415) 818-1001
Not Applicable
(Former Name of Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.00001 per share	BOLD	The Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 23, 2019, it was determined that Suyash Prasad, MBBS, MSc, MRCP, MRCPCH, FFPM, Senior Vice President and Chief Medical Officer of Audentes Therapeutics, Inc. (the “Company”), would depart from the Company, effective June 30, 2019. On May 24, 2019, it was determined that John Gray, Ph.D., Senior Vice President and Chief Technology Officer of the Company, would depart from the Company, effective May 31, 2019. The Company will file subsequent Current Reports on Form 8-K when the terms of the respective separation arrangements for Drs. Prasad and Gray are finalized.
Item 8.01    Other Events.
On May 29, 2019, the Company announced the hiring of Edward R. Conner, M.D. as Senior Vice President and Chief Medical Officer, effective July 15, 2019, and the promotion of Fulvio Mavilio, Ph.D., to Senior Vice President of Translational Science.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audentes Therapeutics, Inc.
Date: May 28, 2019	By:	/s/ Thomas Soloway
Thomas Soloway
Chief Financial Officer